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                                  EXHIBIT 99.4



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                      ECHOSTAR COMMUNICATIONS CORPORATION

                              OFFER TO EXCHANGE
                           12 1/8% SERIES B SENIOR
                           REDEEMABLE EXCHANGEABLE
                                PREFERRED STOCK
                                      FOR
                           12 1/8% SERIES B SENIOR
                           REDEEMABLE EXCHANGEABLE
                                PREFERRED STOCK
                   THAT WAS ISSUED AND SOLD IN A TRANSACTION
                 EXEMPT FROM REGISTRATION UNDER THE SECURITIES
                            ACT OF 1933, AS AMENDED

To Our Clients:

    Enclosed for your consideration is a Prospectus dated ______, 1997 (as the same may be amended or supplemented from time to time (the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by EchoStar Communications Corporation (the "Issuer") to exchange up to 200,000 shares of its 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock (the "Exchange Shares") for up to $200,000 shares of its outstanding 12 1/8% Series B Senior Redeemable Exchangeable Preferred Stock that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Series B Shares").

    The material is being forwarded to you as the beneficial owner of Old Series B Shares carried by us for your account or benefit but not registered in your name. A tender of any Old Series B Shares may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuer urges beneficial owners of Old Series B Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Series B Shares in the Exchange Offer.

    Accordingly, we request instructions as to whether you wish us to tender any or all Old Series B Shares, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Series B Shares.

    Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Series B Shares on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., Eastern Time, on ______, _______, 1997, unless extended (the "Expiration Date"). Old Series B Shares tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    Your attention is directed to the following:

         1.   The Exchange Offer is for the exchange of 200,000 outstanding
    (as of October 31, 1997) Old Series B Shares.  The terms of the
    Exchange Shares are substantially identical (including principal amount, dividend rate, maturity, security and ranking) to the terms of the Old Series B Shares, except that the Exchange Shares (i) are freely transferable by holders thereof (except as provided in the Prospectus) and (ii) are not entitled to certain registration rights and certain additional provisions which are applicable to the Old Series B Shares under a registration rights agreement dated as of October 2, 1997 (the "Registration Rights Agreement") between the Issuer,

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    and Donaldson, Lufkin and Jenrette Securities Corporation and Lehman
    Brothers Inc. as initial purchasers.

         2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS, SEE "THE EXCHANGE OFFER--CONDITIONS TO THE EXCHANGE OFFER" IN THE PROSPECTUS.

         3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on ______, 1998, unless extended.

         4. The Issuer has agreed to pay the expenses of the Exchange Offer except as provided in the Prospectus and the Letter of Transmittal.

         5. Any transfer taxes incident to the transfer of Old Series B Shares from the tendering holder to the Issuer will be paid by the Issuer, except as provided in the Prospectus and the Letter of Transmittal.

    The Exchange Offer is not being made to nor will exchange be accepted from or on behalf of holders of Old Series B Shares in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    If you wish to have us tender any or all of your Old Series B Shares held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Series B Shares held by us and registered in our name for your account or benefit.

                                 INSTRUCTIONS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer, including the Prospectus and the Letter of Transmittal.

    This form will instruct you to exchange the aggregate principal amount of Old Series B Shares indicated below (or, if no aggregate principal amount is indicated below, all Old Series B Shares) held by you for the account or benefit of the undersigned, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal.

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 Aggregate Liquidation Preference Amount of Old Series B Shares to be exchanged


                              $               *
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* I (we) agree that if I (we) sign these instruction forms without indicating an aggregate principal amount of Old Series B Shares in the space above, all Old Series B Shares held by you for my (our) account will be exchanged.

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Signature(s)


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(Please print name(s) and address above)
Dated:                    , 1997
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(Area Code & Telephone Number)

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(Taxpayer Identification or
Social Security Number)